US TUNGSTEN CORPORATION APPOINTS CHAIRMAN TO THE BOARD OF ADVISORS

Henderson, NV -- (Marketwire – March 5th, 2013) – US Tungsten Corporation (“US Tungsten” or “USTU”), (OTCQB: USTU), a company focused on becoming a near-term North American tungsten producer with the re-development of the historically productive Calvert Mine in SW Montana, is pleased to announce the appointment of Roger Haskins as Chairman of the Board of Advisors.

About Roger Haskins:

Roger Haskins worked as Bureau Program Manager for Mining Law Administration (1872 Mining Law) on Federal lands. As manager for the National Mineral Program, both technical and administrative, Roger Haskins managed a budget of $35m and 250 positions.

He authored numerous regulations in the Code of Federal Regulations (CFR). Mr. Haskins is a Certified Professional Geologist. He has served in the state of California and Reno, Nevada where he was with the Surface Management Program of the Bureau of Land Management (mining reclamation and operations approval areas). Roger Haskins worked for the Bureau of Land Management for over 30 years achieving status as a Certified Review Mineral Examiner, as well as an instructor at the agency’s National Training Center.

As a mining law specialist he served for 14 years as Bureau Program Manager for Mining Law Administration (1872 Mining Law) on federal lands. Mr. Haskins is also specialist in arcane and extinct federal land and mineral laws. Roger Haskins was educated at University of Manitoba, Economic Geology 1973 – 1974 and Grand Valley State University BS, Geology, Anthropology 1969 – 1973, emphasis in economic geology (mineral exploration and development).

ABOUT US TUNGSTEN CORP:

U.S. Tungsten Corp. was built upon one mandate: The best way to solve the looming crisis in domestic tungsten supplies is to find tungsten right here at home.

As a result, US Tungsten has assembled a team of tungsten experts who are skilled and experienced in the exploration of this strategic metal. The company’s initial focus is in the western US where tungsten was mined in the past, and is also home to many discoveries that remain undeveloped. The last tungsten mine in the US closed in 2000 and no domestic tungsten mining has occurred since. Historic tungsten mines and occurrences are found in the West, particularly in Montana, California, Nevada, Colorado and Arizona.

Beginning early in 2012, the company launched their specialty metals search in Montana. US Tungsten’s first acquisition was a property in the western portion of the state where historical mining has produced high grade tungsten through 1956 - 1957. Following our initial prospecting and assessment, we plan to conduct initial exploration in 2012 and 2013.

US Tungsten’s goal is to expand our holdings through aggressive prospecting and staking across the western U.S, building a domestic, secure project portfolio of tungsten and other specialty metals projects.

SAFE HARBOR STATEMENT:

"Forward-looking statements", as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future including, but not limited to, additional acquisitions. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with mineral exploration. US Tungsten, Corp. assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our current and periodic reports filed from time-to-time with the Securities and Exchange Commission.

For further information, please visit the company’s website: www.ustungsten.com

Tyler Troup, Managing Director

Circadian Group, Investor Relations

Toll Free:   +1 (866) 865-2780

Toronto:    +1 (647) 930-1037

New York:  +1 (646) 257-2444

Email: Tyler@Circadian-Group.com

Web: www.Circadian-Group.com

DD portal: http://www.circadian-group.com/client.html